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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-69812) pertaining to the 1992 Incentive and Non-Qualified Stock Option Plan of Just Toys, Inc. of our report dated May 9, 1996 with respect to the financial statements, of Table Toys, Inc. included in Just Toys, Inc.'s Form 8-K dated June 27, 1996, as amended, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP
                                             ERNST & YOUNG LLP


New York, New York
September 9, 1996